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                                                                     Exhibit k.3

                         NUVEEN BROKER-DEALER AGREEMENT

                    BASIC TERMS FOR ACTING AS A BROKER-DEALER

                                   Relating to

                              FUNDPREFERRED SHARES

                                 August 22, 2002

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                                TABLE OF CONTENTS

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                                                                           PAGE
                                                                         -------
1. Definitions and Rules of Construction..............................       1
   1.1  Terms Defined by Reference to Statement.......................       1
   1.2  Terms Defined Herein..........................................       1
   1.3  Rules of Construction.........................................       2

2. The Auction........................................................       3
   2.1  Purposes; Incorporation by Reference of Auction Procedures and
        Settlement Procedures.........................................       3
   2.2  Preparation of Each Auction...................................       3
   2.3  Auction Schedule; Method of Submission of Order...............       5
   2.4  Notices.......................................................       7
   2.5  Designation of Special Rate Period............................       7
   2.6  Service Charge to be Paid to BD...............................       8
   2.7  Settlement....................................................       8

3. The Auction Agent..................................................       9
   3.1  Duties and Responsibilities...................................       9
   3.2  Rights of the Auction Agent...................................      10
   3.3  Auction Agent's Disclaimer....................................      11

4. Miscellaneous......................................................      11
   4.1  Termination...................................................      11
   4.2  Participant in Securities Depository..........................      11
   4.3  Payment of Dividends in Same-Day Funds........................      11
   4.4  Communications................................................      11
   4.5  Entire Agreement..............................................      12
   4.6  Benefits......................................................      12
   4.7  Amendment; Waiver.............................................      12
   4.8  Successors and Assigns........................................      12
   4.9  Severability..................................................      12
   4.10 Execution in Counterparts.....................................      12
   4.11 Governing Law.................................................      12
   4.12 Declaration of Trust..........................................      12


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                                    EXHIBITS

EXHIBIT A - Settlement Procedures

EXHIBIT B - Nuveen Quality Preferred Income Fund FundPreferred shares, Series
            _____ Order Form

EXHIBIT C - Nuveen Quality Preferred Income Fund FundPreferred shares, Series
            _____ Order Form

EXHIBIT D - Nuveen Quality Preferred Income Fund FundPreferred shares, Series
            _____ Order Form

EXHIBIT E - Form of Acceptance Letter

     These basic terms ("Basic Terms") set forth the general terms and conditions pursuant to which a broker-dealer identified in a Acceptance Letter (together with its successors and assigns, a "BD") will act as a Broker-Dealer for FundPreferred shares ("FundPreferred shares") issued by investment companies, now or hereafter organized, registered under the Investment Company Act of 1940, as amended (the "Funds"), for which Nuveen Institutional Advisory Corp. (the "Adviser") is the investment adviser.

     Each Fund has issued or may issue shares of FundPreferred shares, pursuant to its Declaration of Trust, as amended or supplemented by the Statement of such Fund. A bank or trust company specified in the Request Letter and Acceptance Letter will act as the auction agent (the "Auction Agent") of such Fund pursuant to authority granted it in the Auction Agency Agreement.

     The Statement of each Fund will provide that, for each Rate Period of any series of FundPreferred shares of such Fund then outstanding, the Applicable Rate for such series for such Rate Period shall, except under certain conditions, be the rate per annum that the Auction Agent of such Fund advises results from implementation of the Auction Procedures for such series. The Board of Trustees of each Fund will adopt a resolution appointing the Auction Agent as auction agent for purposes of the Auction Procedures for each series of FundPreferred shares of such Fund.

     The Auction Procedures of each Fund will require the participation of one or more Broker-Dealers for each series of FundPreferred shares of such Fund. BD will act as a Broker-Dealer for each series of FundPreferred shares of each Fund.

1.   Definitions and Rules of Construction

     1.1 Terms Defined by Reference to Statement. Capitalized terms not defined herein shall have the respective meanings specified in the Statement of the relevant Fund.

     1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Acceptance Letter" shall mean the letter from the Fund, Adviser and Auction Agent to BD pursuant to which the BD is appointed as a Broker-Dealer for each series of FundPreferred shares issued by any Fund that has executed a Request Letter.

          (b) "Agreement", with respect to any Fund, shall mean the Basic Terms, together with the Acceptance Letter and Request Letter relating to one or more series of FundPreferred shares of such Fund.

          (c)  "Auction" shall have the meaning specified in Section 2.1 hereof.

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          (d)  "Auction Agency Agreement" shall mean the Auction Agent Agreement between a Fund and the Auction Agent relating to one or more series of FundPreferred shares of such Fund.

          (e) "Auction Procedures" shall mean the auction procedures constituting Part II of the Statement.

          (f) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Division and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to the BD.

          (g) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

          (h) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

          (i) "Existing Holder" shall have the meaning set forth in the Statement, and for purposes of this Broker-Dealer Agreement and with respect to the Auction Procedures as referred to in this Agreement, shall also include, as the circumstances may require, a Person who is listed as the beneficial owner of FundPreferred shares in the records of a Broker-Dealer.

          (j) "Potential Holder" shall have the meaning set forth in the Statement, and for purposes of this Broker-Dealer Agreement and with respect to the Auction Procedures as referred to in this Agreement, shall also include, as the circumstances may require, any other Person, including any Existing Holder of FundPreferred shares, who may be interested in acquiring FundPreferred shares (or, in the case of an Existing Holder, additional FundPreferred shares).

          (k) "Request Letter" with respect to any Fund, shall mean the letter from such Fund to the Adviser and the Auction Agent for such Fund pursuant to which such Fund appoints BD as a Broker-Dealer for each series of FundPreferred shares of such Fund.

          (l) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

          (m) "Statement," shall mean the Statement Establishing and Fixing the Rights and Preferences of, and authorizing the issuance of, one or more series of FundPreferred shares, as filed by such Fund with the Office of the

               Secretary of State or other officer of the state where such Fund was organized.

     1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for the convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof", "herein", "hereto", and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

2.   The Auction

     2.1 Purposes; Incorporation by Reference of Auction Procedures and Settlement Procedures.

          (a) The provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for any Dividend Period of any series of FundPreferred shares for which the Applicable Rate is to be determined by an Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          (c) The BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Agreement for each series of FundPreferred shares. The BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions.

     2.2  Preparation of Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date for any series of FundPreferred shares, the Auction Agent shall advise the Broker-Dealers for such series by telephone of the Minimum Rate and Maximum Rate therefor and the AA Composite Commercial Paper Rate(s) and the Treasury Index Rate(s), as the case may be, used in determining the Minimum Rate and Maximum Rate.

          (b) In the event that any Auction Date for any series of FundPreferred shares shall be changed after the Auction Agent has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in
               Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable shall give notice of such change to the BD, if it is a Broker-Dealer for such series, not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the original Auction Date. Thereafter, the BD shall notify customers of the BD who the BD believes are Existing Holders of FundPreferred shares of such change in the Auction Date.

          (c) For purposes of maintaining its list of Existing Holders, the Auction Agent for any series of FundPreferred shares from time to time may request any Broker-Dealer to provide such Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of FundPreferred shares such Broker-Dealer believes are owned by such Person. BD shall comply with any such request relating to a series of FundPreferred shares in respect of which BD was named a Broker-Dealer, and the Auction Agent shall keep confidential any such information so provided by BD and shall not disclose any information so provided by BD to any Person other than the Fund and BD; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

          (d) BD agrees to maintain a list of customers relating to a series of FundPreferred shares and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

          (e) The Auction Agent's registry of Existing Holders of shares of a series of FundPreferred shares shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of FundPreferred shares and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

     2.3  Auction Schedule; Method of Submission of Order.

          (a) The Auction Agent shall conduct Auctions for FundPreferred shares in accordance with the schedule set forth below. Such schedule with respect to any series of FundPreferred shares of the Fund may be changed by the Auction Agent for such series with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer of such series. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

            Time                                     Event
---------------------------   --------------------------------------------------
By 9:30 A.M.                  Auction Agent for such series advises the Fund and
                              the Broker-Dealers for such series of the
                              applicable Minimum Rate and Maximum Rate and the
                              Reference Rate(s) used in determining such Minimum
                              Rate and Maximum Rate as set forth in Section
                              2.2(a) hereof.

9:30 A.M.  - 12:30 P.M.       Auction Agent assembles information communicated
                              to it by Broker-Dealers as provided in Section
                              2(a) of the Auction Procedures of the Fund.
                              Submission Deadline is 1:00 P.M.

Not earlier than 12:30 P.M.   Auction Agent makes determinations pursuant to
                              Section 3(a) of the Auction Procedures.

By approximately 3:00 P.M.    Auction Agent advises the Fund of results of
                              Auction as provided in Section 3(b) of the Auction
                              Procedures.

                              Submitted Bids and Submitted Sell Orders are


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
            Time                                     Event
---------------------------   --------------------------------------------------
                              accepted and rejected and shares of such series of
                              FundPreferred shares allocated as provided in
                              Section 4 of the Auction Procedures.

                              Auction Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

          (b) BD shall submit Orders to the appropriate Auction Agent in writing substantially in the form attached hereto as Exhibit B. BD shall submit a separate Order to such Auction Agent for each Potential Holder or Existing Holder with respect to whom BD is submitting an Order and shall not otherwise net or aggregate such Orders prior to their submission to such Auction Agent.

          (c) BD shall deliver to the appropriate Auction Agent (i) a written notice in substantially the form attached hereto as Exhibit C of transfers of FundPreferred shares to BD from another Person other than pursuant to an Auction and (ii) a written notice substantially in the form attached hereto as Exhibit D, of the failure of any FundPreferred shares to be transferred to or by any Person that purchased or sold FundPreferred shares through BD pursuant to an Auction. Such Auction Agent is not required to accept any such notice described in clause (i) for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

          (d) BD and other Broker-Dealers may submit Orders in Auctions for their own accounts (including Orders for their own accounts where the Order is placed beneficially for a customer) unless the relevant Fund shall have notified BD and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell Orders for their own accounts.

          (e) BD agrees to handle its customers' orders in accordance with its duties under applicable securities laws and rules.

          (f) To the extent that pursuant to Section 4 of the Auction Procedures of any Fund, BD continues to hold, sells, or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Potential Beneficial Owner would be entitled or required to purchase, a fraction of a FundPreferred Share on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of FundPreferred shares to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole FundPreferred shares.

     2.4  Notices.

          (a) On each Auction Date for any series of FundPreferred shares, the Auction Agent shall notify BD, if BD is a Broker-Dealer of such series, by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 a.m., on the Business Day next succeeding such Auction Date, the Auction Agent shall confirm to BD in writing the disposition of all Orders submitted by BD in such Auction.

          (b) BD shall notify each Existing Holder, Potential Holder, Beneficial Owner or Potential Beneficial Owner on whose behalf BD has submitted an Order as set forth in paragraph (a) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

     2.5  Designation of Special Rate Period.

          (a) If any Fund delivers to the Auction Agent a notice of the Auction Date for any series of FundPreferred shares for a Dividend Period thereof that next succeeds a Dividend Period that is not a Standard Rate Period in the form of Exhibit C to the Auction Agency Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from such Fund.

          (b) If the Board of Trustees proposes to designate any succeeding Dividend Period of any series of FundPreferred shares as a Special Rate Period and such Fund delivers to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

          (c) If the Board of Trustees determines to designate such succeeding Dividend Period as a Special Rate Period and such Fund delivers to the Auction Agent a notice of such Dividend Period in the form of Exhibit E to the Auction Agency Agreement not later than 3:00 p.m. on the second Business Day next preceding the first day of such proposed Special Rate Period, the Auction Agent shall deliver such notice to BD not later than 3:00 p.m. on such Business Day.

          (d) If the Fund shall deliver to the Auction Agent a notice not later than 3:00 p.m. on the second Business Day next preceding the first day of any Dividend Period stating that the Fund has determined not to exercise its option to designate such succeeding Dividend Period as a Special Rate Period, in the form of Exhibit F to the Auction Agent Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, the Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 p.m. on such Business Day.

     2.6  Service Charge to be Paid to BD.

          On the Business Day next succeeding each Auction Date for any series of FundPreferred shares of any Fund specified in the Request Letter of any Fund, the Auction Agent for such series shall pay to BD from moneys received from such Fund an amount equal to the product of (a) (i) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of 364 Rate Period Days or fewer, 1/4 of 1%, or (ii) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of more than 364 Rate Period Days, such percentage as may be agreed upon by such Fund and BD with respect to such Rate Period, times (b) a fraction, the numerator of which is the number of Rate Period Days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365 if such Rate Period consists of 7 Rate Period Days and 360 for all other Rate Periods, times (c) $25,000 times (d) the sum of
(i) the aggregate number of shares of such series placed by BD in such Auction that were (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission plus (ii) the aggregate number of shares of such series subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 2 of the Auction Procedures) submitted to the Auction Agent by BD plus (iii) the number of FundPreferred shares deemed to be subject to Hold Orders of Existing Holders pursuant to paragraph (c) of Section 2 of the Auction Procedures of such Fund that were acquired by BD for its own account or were acquired by BD for its customers who are Beneficial Owners.

          For purposes of subclause (d)(iii) of the foregoing paragraph, if any Existing Holder or Beneficial Owner who acquired shares of any series of FundPreferred shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

     2.7  Settlement.

          (a) If any Existing Holder or Beneficial Owner with respect to whom BD has submitted a Bid or Sell Order for FundPreferred shares of any series that was accepted in whole or in part fails to instruct its Agent Member to deliver the FundPreferred shares subject to such Bid or Sell Order against payment therefor, BD, if it knows the identity of such Agent Member, shall instruct such Agent Member to deliver such shares against payment therefor and, if such Agent Member fails to comply with such instructions, BD may deliver to the Potential Holder or Potential Beneficial Owner with respect to whom BD submitted a Bid for FundPreferred shares of such series that was accepted in whole or in part a number of FundPreferred shares of such series that is less than the number of FundPreferred shares of such series specified in such Bid to be purchased by such Potential Holder or Potential Beneficial Owner.

          (b) Neither the Auction Agent nor the Fund shall have any responsibility or liability with respect to the failure of an Existing Holder, Beneficial Owner, Potential Holder or Potential Beneficial Owner or its respective Agent Member to deliver FundPreferred shares of any series or to pay for FundPreferred shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

          (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of FundPreferred shares and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according BD's records, BD is not the Existing Holder of such shares.

          (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of FundPreferred shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of FundPreferred shares that have been made in respect of Potential Holders, or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          (e) Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of FundPreferred shares of any series which represents any departure from the results of an Auction for shares of such series, as determined by the Auction Agent, shall be of no effect for purposes of the registry of Existing Holders maintained by the Auction Agent pursuant to the Auction Agency Agreement unless and until the Auction Agent shall have been notified of such delivery or non-delivery.

          (f) The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.7.

3.   The Auction Agent

     3.1  Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent for the Funds with whom such Auction Agent has entered into Request Letters hereunder and owes no duties, fiduciary or otherwise, to any other Person.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in such agreements to which it is a party, and no implied covenants or obligations shall be read into the agreements against the Auction Agent.

          (c) In the absence of willful misconduct or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this agreements. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

     3.2  Rights of the Auction Agent.

          (a) The Auction Agent may conclusively rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Broker-Dealers.

          (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.


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

          (d) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires, floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

3.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Auction Agency Agreement or the FundPreferred shares of any series.

4.   Miscellaneous

     4.1 Termination. Any party to this Agreement may terminate the Agreement at any time on five days' notice to the other parties to such Agreement, provided that the Fund party to the Agreement shall not terminate the Agreement unless at least one Broker-Dealer Agreement would be in effect for each series of FundPreferred shares of the Fund after such termination. Each Agreement shall automatically terminate with respect to any series of FundPreferred shares with respect to which the Auction Agency Agreement has terminated.

     4.2 Participant in Securities Depository. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member participant).

     4.3 Payment of Dividends in Same-Day Funds. BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the FundPreferred shares available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

     4.4 Communications. Except (i) communications authorized to be by telephone by this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its addressed or telecopy number set forth below:

     If to BD, to the address or telecopy number as set forth in the Acceptance Letter.

     If to the Auction Agent, to the address or telecopy number as set forth in the Request Letter.

     If to the Fund, addressed:

          [Name of Fund]
          333 West Wacker Drive
          Chicago, Illinois 60606
          Attention:
          Telephone No.: (312) 917-7901

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     4.5 Entire Agreement. This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, among the parties hereto relating to the subject matter hereof. This Agreement supersedes and terminates all prior Broker-Dealer Agreements between the parties.

     4.6 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent, BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     4.7  Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of any party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     4.8 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Auction Agent and BD. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

     4.9 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections thereof.

     4.10 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     4.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     4.12 Declaration of Trust. The Declaration of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts. This Agreement to which the Fund is a party has been executed on behalf of the Fund by the Vice President and Treasurer of such Fund acting in such capacity and not individually, and the obligations of the Fund set forth in this Agreement are not binding upon any of such Fund's trustees, officers or shareholders individually, but are binding only upon the assets and property of the Fund.

                                                                       EXHIBIT A

                              SETTLEMENT PROCEDURES

     Capitalized terms used herein shall have the respective meanings specified in the Statement.

     (a) On each Auction Date, the Auction Agent shall notify by telephone, or through the Auction Agent's auction processing system or other means acceptable to the parties, the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

          (i)  the Applicable Rate fixed for the next succeeding Dividend
               Period;

          (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          (iii) if such Broker-Dealer submitted a Bid or a Sell Order (a "Seller's Broker-Dealer") on behalf of a Beneficial Owner, the number of FundPreferred shares, if any, to be sold by such Beneficial Owner;

          (iv) if such Broker-Dealer submitted a Bid (a "Buyer's Broker-Dealer") on behalf of a Potential Beneficial Owner, the number of FundPreferred shares, if any, to be purchased by such Potential Beneficial Owner;

          (v) if the aggregate number of FundPreferred shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of FundPreferred shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of FundPreferred shares and the number of such FundPreferred shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

          (vi) if the aggregate number of FundPreferred shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of FundPreferred shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of FundPreferred shares and the number of such FundPreferred shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

          (vii) the Auction Date of the next succeeding Auction with respect to the FundPreferred shares.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

          (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of FundPreferred shares to be purchased pursuant to such Bid against receipt of such FundPreferred shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

          (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of FundPreferred shares to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold FundPreferred shares of the Applicable Rate for the next succeeding Dividend Period;

          (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

          (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

          (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     (c) On the basis of the information received by it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial

          Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any FundPreferred shares received by it pursuant to (b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

     (d)  On each Auction Date:

          (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

          (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering FundPreferred shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such FundPreferred shares against receipt of such FundPreferred shares, and (B) deliver such FundPreferred shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

          (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the FundPreferred shares to be purchased pursuant to (b)(i) above against receipt of such FundPreferred shares, and (B) deliver such FundPreferred shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

     (e)  On the day after the Auction Date:

          (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

          (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

          (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

     (f) If a Beneficial Owner selling FundPreferred shares in an Auction fails to deliver such FundPreferred shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole FundPreferred shares that is less than the number of FundPreferred shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of FundPreferred shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of FundPreferred shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of FundPreferred shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.

EXHIBIT B

                                 [NAME OF FUND]

                           $_____ FundPreferred shares

                                   Series ____

                               AUCTION DATE: _____________

ISSUE: ___________________     SERIES: ___________________

THE UNDERSIGNED Broker-Dealer SUBMITS THE FOLLOWING ORDERS ON BEHALF OF THE BIDDER(S) LISTED BELOW:

                                                                                ORDERS BY        NUMBER OF SHARES OF
                                                                           POTENTIAL HOLDERS-   FUNDPREFERRED SHARES
ORDERS BY EXISTING HOLDERS-         NUMBER OF FUNDPREFERRED SHARES          POTENTIAL HOLDER          BID/RATE
---------------------------   ------------------------------------------   ------------------   --------------------
EXISTING HOLDER               HOLD        BID/RATE             SELL         1.  ___________      _________/________

1.  __________                _________   _________/________   _________    2.  ___________      _________/________

2.  __________                _________   _________/________   _________    3.  ___________      _________/________

3.  __________                _________   _________/________   _________    4.  ___________      _________/________

4.  __________                _________   _________/________   _________    5.  ___________      _________/________

5.  __________                _________   _________/________   _________    6.  ___________      _________/________

6.  __________                _________   _________/________   _________    7.  ___________      _________/________

7.  __________                _________   _________/________   _________    8.  ___________      _________/________

8.  __________                _________   _________/________   _________    9.  ___________      _________/________

9.  __________                _________   _________/________   _________    10. ___________      _________/________

10. __________                _________   _________/________   _________    11. ___________      _________/________

                                                                            12. ___________      _________/________

                                                                            13. ___________      _________/________

                                                                            14. ___________      _________/________

                                                                            15. ___________      _________/________

NOTES:

1. If one or more Orders covering in the aggregate more than the number of outstanding FundPreferred shares held by any Existing holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

2. A Hold Order or Sell Order may be placed only by an Existing Holder covering a number of FundPreferred shares not greater than the number of FundPreferred shares currently held by such Existing Holder.

3. Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

4. Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

[AUCTION AGENT] AUCTION BID FORM        NAME OF Broker-Dealer:

                                        AUTHORIZED
Submit to:                              SIGNATURE:

                                        TOTAL NUMBER OF ORDERS ON THIS BID
                                        FORM: __________________________________

                                                                       EXHIBIT C

                       (To be used only for transfers made
                       other than pursuant to in Auction)

                                 [NAME OF FUND]
                              FUNDPREFERRED SHARES,
                                    SERIES __
                                  TRANSFER FORM

We are (check one):

_________ The Existing Holder named below;

_________ The Broker-Dealer for such Existing Holding; or

_________ The Agent Member for such Existing Holder.

We hereby notify you that such Existing Holder has transferred ________________ shares of the above series of FundPreferred shares to ________________________.

                                        ----------------------------------------
                                        (Name of Existing Holder)

                                        ----------------------------------------
                                        (Name of Broker-Dealer)

                                        ----------------------------------------
                                        (Name of Agent Member)


                                        By:
                                            ------------------------------------
                                            Printed Name:

                                                                       EXHIBIT D

                        (To be used only for failures to
                          deliver FundPreferred shares
                          sold pursuant to an Auction)

                                 [NAME OF FUND]

                         FUNDPREFERRED SHARES, SERIES __

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II

I. We are a Broker-Dealer for _______________ (the "Purchaser"), which purchased ____ shares of the above series of FundPreferred shares in the Auction held on _______________ from the seller of such shares.

II. We are a Broker-Dealer for ________________ (the "Seller"), which sold _____ shares of the above series of FundPreferred shares in the Auction held on _______________ to the purchaser of such shares.

     We hereby notify you that (check one) --

     [ ] the Seller failed to deliver such shares of FundPreferred shares to the Purchaser

     [ ] the Purchaser failed to make payment to the Seller upon delivery of such shares of FundPreferred shares

                                        Name:
                                              ----------------------------------
                                              (Name of Broker-Dealer)


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                        Title:

                                                                       EXHIBIT E

                    [Form of Broker-Dealer Acceptance Letter]

                       Nuveen Institutional Advisory Corp.

                                                                   _______, 20__

[Broker-Dealer]
[Address]

Ladies and Gentlemen:

     Reference is made to the Nuveen Broker-Dealer Agreement-Basic Terms for Acting as a Broker-Dealer Relating to FundPreferred shares dated , 2002, receipt of which is hereby acknowledged by you (the "Basic Terms"). For purposes of this letter ("Request and Acceptance Letter") (a) "Fund" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Nuveen Institutional Advisory Corp. acts as investment adviser; (b) except as otherwise provided below, the Basic Terms are incorporated herein by reference, you shall be considered BD for all purposes thereof, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof.

     We hereby request that you act as a Broker-Dealer for the FundPreferred shares ("FundPreferred shares") of each series, of each Fund that executes a letter, substantially in the form attached hereto as Exhibit A or Exhibit B, as appropriate, appointing you as a Broker-Dealer ("Request Letter"). You hereby
(a) accept such appointment as a Broker-Dealer for each series of FundPreferred shares of each Fund identified in a Request Letter and (b) agree to act as BD in accordance with the Basic Terms; provided, however, that:

          (1) for purposes of the Basic Terms, and notwithstanding any provision to the contrary, your address, telecopy number and telephone number for communications pursuant to the Basic Terms shall be as follows:

and the address, telecopy number and telephone number of the Auction Agent for communications pursuant to the Basic Terms shall be as follows:

          (2) notwithstanding any provisions of the Basic Terms to the contrary, except as otherwise set forth herein, your appointment as Broker-Dealer extends to each series of FundPreferred shares issued by a Fund.

     You hereby acknowledge that, notwithstanding any provision of the Basic Terms to the contrary, the Fund may (a) upon five business days' notice to the Auction Agent and you, amend, alter or repeal any of the provisions contained in the Basic Terms, it being understood and agreed that you shall be deemed to have accepted any such amendment, alteration or repeal if, after the expiration of such five business day period, you submit an Order to the Auction Agent in respect of the FundPreferred shares of a Fund or Funds to which such amendment, alteration or repeal relates, and (b) upon two business days' notice to the Auction Agent and you, exclude you from participating as a Broker-Dealer in any particular Auction for any particular series of FundPreferred shares.

     This Acceptance Letter shall be deemed to form part of the Basic Terms.

     Capitalized Terms not defined in this Request and Acceptance Letter shall have the meanings ascribed to them in the Basic Terms.

                            [Signature Page Follows]

     If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Acceptance Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                                        NUVEEN INSTITUTIONAL ADVISORY CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        THE BANK OF NEW YORK


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

Accepted by and Agreed to as of the
date first written above:


-----------------------------
[Broker-Dealer]


By:
    -------------------------
Name:
Title:

                         EXHIBIT A TO ACCEPTANCE LETTER

                            [Form of Request Letter]

                                                          _______________, _____

FROM: All investment companies registered under the Investment Company Act of 1940, as amended, for which Nuveen Institutional Advisory Corp. acts as investment adviser and whose registration statements relating to shares of FundPreferred shares have been declared effective by the Securities and Exchange Commission on or prior to the date hereof.

TO:  Nuveen Institutional Advisory Corp.
     The Bank of New York

Ladies and Gentlemen:

     Reference is made to (a) the Nuveen Broker-Dealer Agreement -- Basic Terms for Acting as a Broker-Dealer dated ____________ __, 2002, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms"); and (b) the Nuveen Auction Agency Agreement -- Basic Terms for Acting as Auction Agent dated ____________ __, 2002, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"),
(a) "Fund" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Nuveen Institutional Advisory Corp. acts as investment adviser; (b) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit A hereto shall be considered BD for all purposes thereof, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund referred to on Exhibit B hereto shall be considered a Fund for all purposes thereof; (c) the Auction Agency Basic Terms are incorporated herein by reference, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund referred to on Exhibit B hereto shall be considered a Fund for all purposes thereof.

     We hereby appoint the Broker-Dealers listed on Exhibit A hereto as Broker-Dealers for the FundPreferred shares ("FundPreferred") of each series of each Fund referred to on Exhibit B hereto. Each such Broker-Dealer will act as BD in respect of such series in accordance with the Broker-Dealer Basic Terms; provided, however, that for purposes of any such Broker-Dealer Agreement or the Broker-Dealer Basic Terms, and notwithstanding any provision of any Broker-Dealer Agreement to the contrary, The Bank of New York's address, telecopy number and telephone number for communications pursuant to such Broker-Dealer Agreement or the Broker-Dealer Basic Terms shall be as follows:

                       ___________________________________

                       ___________________________________

                       ___________________________________

                       ___________________________________

     The Bank of New York agrees to act as Auction Agent with respect to shares of each series of FundPreferred shares of each Fund referred to on Exhibit B hereto in accordance with the Auction Agency Basic Terms.

     This Request Letter shall be deemed to form part of the Auction Agency Basic Terms.

     Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the relevant Broker-Dealer Basic Terms or Auction Agency Basic Terms, as the case may be.

                            [Signature Page Follows]

     If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                                        All investment companies registered
                                        under the Investment Company Act of
                                        1940, as amended, for which Nuveen
                                        Institutional Advisory Corp. acts as
                                        investment adviser and whose
                                        registration statements relating to
                                        shares of FundPreferred shares have been declared effective by the Securities and Exchange Commission on or prior to the date hereof.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted and Agreed to as of the date
first written above:

NUVEEN INSTITUTIONAL ADVISORY CORP.     THE BANK OF NEW YORK


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

cc:  [Broker-Dealers]

                           EXHIBIT A TO REQUEST LETTER

                            [LIST OF BROKER-DEALERS]

                           EXHIBIT B TO REQUEST LETTER

     Each Fund whose registration statement relating to FundPreferred shares has been declared effective by the Securities and Exchange Commission on or prior to the date of the Request Letter to which this Exhibit B is attached.

                         EXHIBIT B TO ACCEPTANCE LETTER

                            [Form of Request Letter]

                              [Name(s) of Fund(s)]

                              ______________, _____

Ladies and Gentlemen:

     Reference is made to (a) the Nuveen Broker-Dealer Agreement -- Basic Terms for Acting as a Broker-Dealer dated ____________ __, 2002, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms") and (b) the Nuveen Auction Agency Agreement -- Basic Terms for Acting as Auction Agent dated ____________ __, 2002, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"),
(a) "Fund" shall mean each undersigned closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Nuveen Institutional Advisory Corp. acts as investment adviser; (b) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit A hereto shall be considered Broker-Dealer for all purposes thereof, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof; and (c) the Auction Agency Basic Terms are incorporated herein by reference, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof.

     Each Fund hereby appoints the Broker-Dealers listed on Exhibit A hereto as Broker-Dealers for each series of FundPreferred shares ("FundPreferred shares") of such Fund. Each such Broker-Dealer will act as Broker-Dealer in respect of each such series in accordance with the Broker-Dealer Basic Terms; provided, however, that for purposes of the Broker-Dealer Basic Terms, The Bank of New York's address, telecopy number and telephone number for communications pursuant to the Broker-Dealer Basic Terms shall be as follows:

                       ___________________________________

                       ___________________________________

                       ___________________________________

                       ___________________________________

     The Bank of New York agrees to act as Auction Agent with respect to shares of each series of FundPreferred shares of each Fund in accordance with the Auction Agency Basic Terms.

     This Request Letter shall be deemed to form part of the Auction Agency Basic Terms.

     Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the Broker-Dealer Basic Terms or Auction Agency Basic Terms, as the case may be.

     If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                                        [NAME(S) OF FUND(S)]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted and Agreed to as of the date
first written above:

NUVEEN INSTITUTIONAL ADVISORY CORP.     THE BANK OF NEW YORK


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

cc:  [Broker-Dealers listed on Exhibit A]

                           EXHIBIT A TO REQUEST LETTER

                            [LIST OF BROKER-DEALERS]


                                       A-1